            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------
                                   GIVE THE NAME AND
                                   SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:          NUMBER OF--
------------------------------------------------------
1.   Individual                    The individual
2.   Two or more individuals       The actual owner of
     (joint account)               the account or, if
                                   combined funds, any
                                   one of the
                                   individuals(1)
3.   Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
4a.  The usual revocable savings   The grantor-
     trust (grantor is also        trustee(1)
     trustee)
 b.  So-called trust account that  The actual owner(1)
     is not a legal or valid
     trust under State law
5.   Sole proprietorship or LLC    The owner(3)

------------------------------------------------------

----------------------------------------------------------------------------
                                                         GIVE THE NAME AND
                                                         EMPLOYER
FOR THIS TYPE OF ACCOUNT:                                IDENTIFICATION
                                                         NUMBER OF--
----------------------------------------------------------------------------
 6.                        Sole proprietorship or LLC    The owner(3)
 7.                        A valid trust, estate, or     Legal entity(4)
                           pension trust
 8.                        Corporate or LLC electing     The corporation
                           corporate status on Form
                           8837
 9.                        Association, club,            The organization
                           religious, charitable,
                           educational or other
                           tax-exempt organization
10.                        Partnership or multi-member   The partnership
                           LLC
11.                        A broker or registered        The broker or
                           nominee                       nominee
12.                        Account with the Department   The public entity
                           of Agriculture in the name
                           of a public entity (such as
                           a State or local government,
                           school district or prison)
                           that receives agricultural
                           program payments
----------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's social security number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust.

Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on dividend and interest payments include the following:
- A corporation.
- A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan.
- The United States or any agency or instrumentality thereof.
- A State, The District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
- An international organization, or any agency or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S., or a possession of the U.S.
- A real estate investment trust.
- A common trust fund operated by a bank under section 584(a).
- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
- An entity registered at all times under the Investment Company Act of 1940.
- A foreign central bank of issue.
- A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under Section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payment of patronage dividends where the amount received is not paid in money.

    Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding of this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
- Payments described in Section 6049(b)(5) to nonresident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.
- Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OF A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
- Certain payments other than interest dividend, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

  PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE